Hastings Shopping Center
1811 Fremont Dr
Canon City, COLORADO 81212

SHOPPING CENTER LEASE

LEASE SUMMARY

1. Landlord: **Sierra Services Group LLC**

2. Tenant: **Grow Generation Pueblo Corp**

3. Premises: Unit E
1811 Fremont Dr
Canon City CO, 81212

4. Square Feet: Approximately 4,427

5. Lease Commencement Date: July 15, 2016

7. Term Commencement Date: October 15, 2016

7. Term: 75 Months

8. Base Rent:

LEASE YEAR	MONTHLY FIXED RENT
7/15/16 – 10/14/16	Abated
10/15/16 – 10/14/17	$3,689.17
10/15/17 – 10/14/18	$3,799.84
10/15/18 – 10/14/19	$3,913.84
10/15/19 – 10/14/20	$4,031.25
10/15/20 – 10/14/21	$4,152.19
10/15/21 – 10/14/22	$4,276.75

9. Security Deposit: Rent: $3,689.17 CAM: $1,073.55
Total Security Deposit of $4,762.72

10. Occupancy Date: Same as Lease Commencement Date, which is 7/15/16

EXHIBITS:
- A. Premises
- B. Legal Description
- C. Rules and Regulations
- D. Notice of Owner's Non-responsibility for Mechanic's Liens
- E. Guaranty

Note: This Lease Summary does not in any way modify the terms of the Lease, but rather is for information purposes only. The Lease should be consulted for the specific terms of the Lease Agreement.

Lease dated as of July 14, 2016, between Sierra Services Group LLC, having an address at 15954 Jackson Creek Pkwy B-281, Monument CO 80132, as Landlord, and Grow Generation Pueblo Corp, a Colorado Limited Liability Company, having an address at 609 E. Enterprise Drive Suite 150 Pueblo West, Co 81007, as Tenant, of premises known as 1811 Fremont Dr, Unit E, Canon City Colorado 81212.

ARTICLE 1

Demised Premises and Parking Area

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises highlighted in yellow and shown on the plan annexed hereto as Exhibit A, with all the appurtenances belonging thereto (said premises and appurtenances being hereinafter called "Demised Premises" or "Premises"), which Demised Premises contain an aggregate area of approximately 4427 square feet extending to the exterior dimensions of those walls abutting the exterior of the Demised Premises, together with the right of Tenant, its agents, servants, employees, licensees, invitees and customers to use, in common with other tenants in the shopping center (hereinafter called "Hastings Shopping Center" or "Shopping Center").

ARTICLE 2

Term of Lease

A. The original term of this Lease (hereinafter the "Original Term") shall commence on the Lease Commencement Date (as hereinafter defined) and shall expire on the date Six (6) years and Three (3) months after the Lease Commencement Date ("Expiration Date"). The term "Lease Year" shall be deemed to mean each successive period of twelve (12) full months following the Rent Commencement Date; provided, however, it is expressly agreed that the sixth (6th) Lease Year shall be partial Lease Year.

B. The Lease Commencement Date shall be on July 15, 2016.

C. The "Rent Commencement Date" shall be the fifteenth day of the third (3rd) calendar month after the Commencement Date.

D. Landlord shall not be required to perform any work or provide any services to or for the Demised Premises prior to the Commencement Date and Tenant agrees to accept the Demised Premises in "as is" "where is" condition.

ARTICLE 3

Options to Extend Lease

A. Provided Tenant is not in default under this Sublease, Tenant shall have the right and option to extend the Lease Term for one (1) term of six (6) years, the extended term to begin upon the expiration of the primary Lease Term. All of the terms, provisions and covenants of this

Sublease shall apply to each extended term, except that Base Rent, as hereinafter defined, for each extended term shall be as provided in Article IV hereof. Tenant shall exercise each extension option, if at all, by delivering to Landlord written notice of its election to extend, not later than one hundred twenty (120) days prior to the expiration of the primary Lease Term or the then existing extended term, as the case may be; provided, that if Tenant does not so notify Landlord, Tenant shall not have lost, forfeited or be barred from thereafter exercising such option by written notice thereof to Landlord until ten (10) days after written notice from Landlord to Tenant of Tenant's failure to notify Landlord of Tenant's exercise of such option.

B. Options to renew will be at 3% annual increases beginning at the end of the primary lease term.

ARTICLE 4

Covenant to Pay Fixed Rent

A. Fixed Rent

Tenant's obligation to pay Fixed Rent (as hereinafter defined) shall commence on October 1, 2016 (the "Rent Commencement Date"). Tenant's obligation to pay all items of Additional Rent (as hereinafter defined) shall commence on the date hereof. Tenant agrees to pay to Landlord, during the Original Term, and if applicable, the Extended Terms, in equal monthly installments in advance without prior demand and without any set off or deduction whatsoever on the first day of each calendar month at the address of Landlord as hereinabove set forth or such other address as Landlord may designate, annual fixed rental ("Fixed Rent") as follows:

LEASE YEAR	ANNUAL FIXED RENT	MONTLY FIXED RENT
7/15/16 – 10/14/16	Abated	Abated
10/15/16 – 10/14/17	$44,270.00	$3,689.17
10/15/17 – 10/14/18	$45,598.10	$3,799.84
10/15/18 – 10/14/19	$46,966.04	$3,913.84
10/15/19 – 10/14/20	$48,375.02	$4,031.25
10/15/20 – 10/14/21	$49,826.27	$4,152.19
10/15/21 – 10/14/22	$51,321.06	$4,276.75

B. First Months Rent. Tenant is required to First Months Rent and CAMS in the amount of; Rent: $3,689.17 CAM: $1,073.55 Total First Months Rent Deposit of $4,762.72

C. Tenant agrees to pay pro rata share of CAM's Taxes & Insurance during "Abated" lease term.

ARTICLE 5

Use and Occupancy

A. Tenant expressly covenants, represents, warrants and agrees that it shall use and occupy the Demised Premises only for selling garden supplies and products and for no other purposes. During the Original Term the Extended Term and any further renewals of this Lease.

B. Tenant shall at all times conduct its business wholly within the Demised Premises and shall at no time conduct business through an open sidewalk window counter or display any merchandise or provide any services outside of the Demised Premises.

C. Tenant shall not suffer nor permit the Premises to be used in any manner nor anything to be done therein, which would in any way (i) make void or voidable any fire or liability insurance policy with respect to the Real Property or the Building Complex; (ii) cause damage to the Shopping Center; (iii) constitute a nuisance; (iv) impair the appearance, character or reputation of the Real Property or Building Complex; (v) discharge objectionable fumes, vapors or odors; (vi) impair or interfere with the use of any of the other areas of the Building Complex; (vii) create waste; or (viii) make any noise or set up any vibration which will disturb other tenants.

D. Tenant also is expressly prohibited from using the Premises to operate a physical exercise and fitness facility. Tenant acknowledges that Landlord has advised Tenant that violation of this prohibition would constitute a violation of exclusive rights held by another tenant at the Shopping Center, and that such other tenant has the right to enforce its exclusive rights directly against any person or entity who violates such exclusive rights.

E. Tenant also is expressly prohibited from using the Premises to operate a business engaged in selling, leasing or otherwise distributing or providing respiratory equipment and/or related respiratory services and/or other health medical equipment. Tenant acknowledges that Landlord has advised Tenant that violation of this prohibition would constitute a violation of exclusive rights held by another tenant at the Shopping Center and that such other tenant has the right to enforce its exclusive rights directly against any person or entity who violates such exclusive rights.

F. Tenant also is expressly prohibited from using the Premises to operate a locksmith, security and key-sales business. Tenant acknowledges that Landlord has advised Tenant that violation of this prohibition would constitute a violation of exclusive rights held by another tenant at the Building Complex and that such other tenant has the right to enforce its exclusive rights directly against any person or entity who violates such exclusive rights.

G. Tenant also is expressly prohibited from using the Premises to operate a business engaged in the instruction of dance, movement related to dance, spirit and pep arts, or in the formation of and participation in competitive dance companies. Tenant acknowledges that Landlord has advised Tenant that violation of this prohibition would constitute a violation of exclusive rights held by another tenant at the Shopping Center, and that such other tenant has the

right to enforce its exclusive rights directly against any person or entity who violates such exclusive rights.

H. Tenant also is expressly prohibited from using the Premises to operate a pawn shop business including check-cashing and payroll advance services. Tenant acknowledges that Landlord has advised Tenant that violation of this prohibition would constitute a violation of exclusive rights held by another tenant at the Shopping Center, and that such other tenant has the right to enforce its exclusive rights directly against any person or entity who violates such exclusive rights.

I. Tenant also is expressly prohibited from using the Premises to operate a school providing martial arts instruction. Tenant acknowledges that Landlord has advised Tenant that violation of this prohibition would constitute a violation of exclusive rights held by another tenant at the Shopping Center, and that such other tenant has the right to enforce its exclusive rights directly against any person or entity who violates such exclusive rights.

J. Tenant also is expressly prohibited from using the Premises to operate a full-service sit down restaurant larger than 2,000 square feet of seating area.

K. Landlord is expressly prohibited from leasing the premises to a tenant whose primary business is operating a Garden Supply Business or who sells supplies to the Garden supply industry. Primary Business shall mean a tenant who derives 20% or more of their gross revenue through the sale of Garden Supplies.

ARTICLE 6

No Set-Off or Deduction on Late Payments

The fixed Rent, Common Area Rent, Taxes on Real Estate and Additional Rent (as hereinafter defined) Tenant shall pay to Landlord a late charge equal to (5%) of the outstanding balance, plus any reasonable attorneys fees incurred by Landlord by reason of tenants failure to pay rent when due hereunder. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

ARTICLE 7

Repairs

Tenant covenants and agrees that it will, during the Original Term of this Lease, and at its own cost and expense, make all nonstructural interior and exterior, repairs and/or replacements of every kind and nature necessary to keep the Demised Premises, including the

HVAC system in reasonably good order and condition, and to surrender the Demised Premises at the end of the term of this Lease, if applicable, in reasonably good condition, normal wear and tear excepted. On Tenant's failure to maintain the Demised Premises as agreed hereunder, Landlord, after giving Tenant ten (10) days notice thereof in writing, may itself make repairs, and the reasonable amounts expended by it there for are hereby declared to be Additional Rent to be paid with the installments of Fixed Rent provided for in this Lease, next becoming due. Notwithstanding anything to the contrary contained herein, Tenant agrees that if, in an emergency, it shall become necessary to make any repairs, Landlord may without notice proceed forthwith to have such repairs made at Tenant's cost and expense. Tenant agrees to pay Landlord the cost of such repairs on demand. Tenant covenants and agrees to keep the sidewalks directly in front of the Demised Premises reasonably free from ice, snow and garbage. The voluntary making by Landlord of a repair shall not be deemed a waiver by the Landlord of the obligation of the Tenant to make such general repairs. Landlord, at its sole cost and expense, shall maintain and repair all structural portions and the exterior (other than doors and windows) of the Demised Premises, the roof, all pipes, lines, sewers, mains, and leaders connected to or passing through, above, or under the Demised Premises. Landlord warrants that all HVAC, lighting, plumbing, all nonstructural interior and exterior of every kind and nature are in good working order prior to Tenant occupancy.

ARTICLE 8

Alterations

Tenant is permitted to make non-structural interior Alterations (as hereinafter defined) to the Demised Premises without Landlord's consent and without the submission of plans and specifications; provided, however, in the event any such Alteration which is non-structural in nature requires an application for a building permit to be signed by Landlord or its authorized representative, Tenant shall, in each instance, first obtain Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, in the event the named Tenant herein desires to make structural alterations to the Demised Premises, whether or not a permit is required, Tenant shall in each instance first obtain Landlord's prior written consent which consent shall not be unreasonably withheld or delayed. In the event the Lease is assigned pursuant to Article 24 and the named Tenant is no longer in possession of the Demised Premises, and the assignee desires to make structural Alterations to the Demised Premises, assignee shall in each instance first obtain Landlord's prior written consent, which shall not be unreasonably withheld or delayed.

The term "Alteration" as used in this Lease shall mean any decoration, improvement, addition, change, installation or work of, in, or to the Demised Premises, including, without limitation, any of such involving electrical, air conditioning, ventilation, heating, plumbing, ceilings, stairways, partitions, demising walls within the Demised Premises, doors, gates, vaults, radiators, enclosures, and whether or not the same are made in connection with the repair, replacement or addition to trade fixtures or similar machinery and equipment.

In connection with any Alterations, Tenant shall:

A. Take out and maintain in force (and require its Contractors and subcontractors to take out and maintain in force) Workers Compensation Insurance, and public liability insurance in the amounts mentioned in Article "10" hereof, naming Landlord as an additional insured, and deliver certificates of all such insurance to Landlord prior to the commencement of any Alteration. The policy shall require thirty (30) days written notice to Landlord prior to cancellation or modification.

B. Submit in advance for Landlord's approval, which approval shall not be unreasonably withheld or delayed, all plans and specifications to be used in connection with any structural Alteration. Any such plans and specifications shall be approved by any governmental, municipal, or other authority having jurisdiction, and Tenant shall deliver to Landlord promptly after receipt thereof, copies of such written approval of such department or governmental authority. The Landlord is prohibited from requiring the Tenant to make any changes in alterations that would increase its cost, except any changes necessary because the Tenant's plans do not comply with applicable law.

C. Perform all Alterations in a good workmanlike manner, fully completed, free of all liens and encumbrances and in accordance with all applicable laws, rules and regulations but nothing herein shall be construed to prohibit Tenant from leasing, conditionally acquiring or granting a lien in any of Tenant's equipment or fixtures. Tenant shall be responsible for the proper maintenance of all of the Alterations performed by or on behalf of Tenant in the Demised Premises.

D. During the progress of the Alterations to be done by the Tenant hereunder, said Alteration shall be subject to inspection by representatives of the Landlord who shall be permitted access and the opportunity to inspect at all reasonable times.

E. Tenant shall proceed with all Alterations promptly and shall prosecute the same to completion with reasonable diligence and continuity.

F. Tenant shall, at its sole expense, obtain all required consents, authorizations and licenses from all federal, state and/or municipal authorities having jurisdiction over any of the Alterations. All the Alterations shall be done in accordance with the plans and specifications, and the consents, authorizations and licenses obtained. All Alterations shall be performed in compliance with the provisions of law and regulations applicable thereto. Landlord shall cooperate with Tenant in the obtaining of any and all necessary permits, authorizations and governmental approvals.

G. Tenant will indemnify and save Landlord, its agents or employees, harmless from and against any and all bills for labor performed and equipment, fixtures and materials furnished to Tenant and from and against any and all liens, bills or claims there for or against the Demised Premises or the building containing the same and from and against all losses, damages, costs, expenses, suits and claims whatsoever in connection with any such

Alteration, including, without limitation, any liability or charge for sales or other taxes imposed or demanded for labor or materials in connection therewith.

H. In the event that any Alteration shall cause an increase in the premiums paid by Landlord on any of its policies of insurance, Tenant shall, within ten (10) days after demand by Landlord, reimburse Landlord for the increased cost(s) of such insurance. Landlord agrees that the initial Tenant's Work and use of the Demised Premises in accordance with the use clause shall be deemed not to cause an increase in such insurance costs.

ARTICLE 9

Liens

Tenant shall not permit to be created nor to remain un discharged any lien, encumbrance or charge to be filed against the Demised Premises as a result of any materials provided to or work performed by or on behalf of Tenant including any Alterations made to the Demised Premises. If a lien, encumbrances or charge is filed, the Tenant shall, within thirty (30) days from the date of filing, cause the lien to be vacated by payment or by filing the requisite bond or commence an action to have the lien vacated and shall hold the Landlord harmless against the lienor's claim. The Tenant shall defend for its own account and for the account of the Landlord, at Tenant's expense, any action or proceeding brought to compel payment of the lienor's claim and, in the event of a final judgment in the lienor's favor, shall, without delay, satisfy the judgment and cause a satisfaction to be recorded and the lispendens, if any, vacated.

Tenant shall pay or cause to be paid all costs for work done by or on behalf of Tenant or caused to be done by or on behalf of Tenant on the Premises, and Tenant will keep the Premises, Building and Building Complex free nd clear of all liens on account of such work done for or on behalf of Tenant or persons claiming by, through or under Tenant. In addition, the Tenant shall, on Landlord's behalf, post the premises pursuant to Colorado Revised Statute § 38-22-105, in the form as attached hereto as "Exhibit D" or in such other form as may be permitted by Colorado Revised Statute § 38-22-105 and provided to Tenant by Landlord. Tenant hereby agrees to indemnify, defend and save Landlord harmless of and from all liability, loss, damages, costs or expenses, including attorneys' fees, incurred in connection with any work performed for, or materials or supplies furnished to, Tenant. Should any such liens be recorded against the Premises, building or Building Complex, or should any action affecting title be commenced, Tenant shall cause such liens to be released of record within ten (10) days of notice thereof.

ARTICLE 10

Insurance

A. Tenant will provide, at its sole cost and expense, and keep in force during the term of this Lease and any Extended Term: (1) a comprehensive general liability policy of

insurance covering the Demised Premises, and the sidewalks adjacent to the Demised Premises. The minimum limits of liability of such insurance shall be $1,000,000 for injury or death to one or more than one person and $500,000 with respect to damage to property (the minimum limits of the comprehensive general liability policy of insurance shall in no way limit or diminish Tenant's liability hereunder); (2) plate glass (full coverage) insurance except Tenant shall have the right to self insure the plate glass; (3) sprinkler coverage for the Demised Premises if and when the Demised Premises have sprinklers; (4) insurance for damage arising from vandalism or malicious mischief; (5) property insurance providing all fixtures, property and equipment on, in or appurtenant to the Demised Premises, including all additions and improvements with insurance against loss or damage by fire with all standard extended coverage in an amount not less than 100% of the full replacement value, as set by Tenant's insurance carrier; and (6) Worker's Compensation Insurance covering all persons employed, in connection with any of Tenant's Work or other work performed by Tenant or any repair or alteration authorized by this Lease or consented to by Landlord, and all employees and agents of Tenant with respect to whom death or bodily injury claims could be asserted against Landlord or Tenant, as required by the State of Colorado.

B. In the event Tenant shall fail to deliver to Landlord the duplicate original, or a certificate, of such insurance, following written notice to Tenant, the Landlord on 5 days notice with a right to cure may cause such insurance to be issued and bills for the premiums there for shall be rendered by the Landlord to the Tenant at such times as Landlord may elect, and shall be due from, and payable by, the Tenant when rendered and the amount thereof shall be deemed to be, and paid as, Additional Rent, due with the next installment of Fixed Rent.

C. All such policies (except Worker's Compensation) shall name Tenant as insured and Landlord (and, if requested by Landlord, Landlord's Mortgagee) as additional insureds as their respective interests may be.

D. On request, Tenant shall deliver to Landlord executed copies of such policies of insurance or certificates thereof as are required hereunder and thereafter, executed copies of renewal policies or certificates thereof shall be delivered by Landlord within thirty (30) days prior to the expiration of the term of each such policy; however, if Tenant fails to deliver the insurance policies within thirty (30) days prior to the expiration of the term of each such policy it shall be delivered to Landlord after demand by Landlord within five (5) business days. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained in like manner and to like extent. All policies of insurance required hereunder must contain an endorsement that the company writing said policy will provide at least thirty (30) days notice in writing in advance of any cancellation or lapse of the effective date or any reduction in the amounts of insurance to each party insured thereby.

E. Tenant shall not violate or permit to be violated any of the conditions or provisions of any insurance policy required by this Lease, and Tenant shall so perform and satisfy the reasonable requirements of the companies writing such policies that at all times companies of good standing shall be willing to write and continue such insurance.

F. All insurance which is carried by either party hereunder, whether or not

required, shall include provisions, if obtainable, whereby the insurer agrees to waive any right of subrogation against the other party in connection with any loss or damage insured against thereby.

G. All of Tenant's insurance shall be procured from responsible insurance companies authorized to do business in Colorado, and shall be reasonably satisfactory to Landlord. All such policies shall name Landlord and Landlord's mortgagee(s), if any (if Landlord gives written notice to Tenant hereafter of the name(s) of such mortgagee(s), which notice Landlord may give from time to time in its sole and absolute discretion), as additional insures, and shall provide that the same may not be canceled or altered except upon thirty (30) days prior written notice to Landlord. Notwithstanding any other provision of this Lease, all insurance maintained by Tenant shall be primary to any insurance provided by Landlord. All commercial general liability insurance shall provide occurrences coverage, and Tenant shall provide continuous liability coverage for claims arising during this Lease. Tenant shall provide certificate(s) of such insurance to Landlord upon commencement of the initial term of this Lease and thirty (30) days prior to any renewal date thereof.

ARTICLE 11

Additional Rent

All costs and expenses which Tenant assumes or agrees to pay pursuant to this Lease (including without limitation Common Area Rent and Taxes on Real Estate shall at Landlord's election be treated as additional rent ("Additional Rent"), and, in the event of nonpayment, Landlord shall have all the rights and remedies herein provided for in the case of nonpayment of Fixed Rent. If Tenant shall default in making any payment required to be made by Tenant (other than the payment of Fixed Rent, Taxes on Real Estate, or Common Area Rent required by this Lease), or shall default in performing any term, covenant or condition of this Lease on the part of the Tenant to be performed, and after notice thereof has been given Tenant, which shall involve the expenditure of money by Tenant, Landlord, at Landlord's option, may, but shall not be obligated to, make such payment or, on behalf of Tenant, expend such sum as may be necessary to perform and fulfill such term, covenant and condition, including reasonable attorney's fees, and any and all sums so expended by Landlord, Tenant shall pay to Landlord a late charge equal to (5%) of the outstanding balance, plus any reasonable attorneys fees incurred by Landlord by reason of tenants failure to pay rent when due hereunder.

A. Landlord warrants and represents that the CAM currently being assessed is sufficient to cover all additional expenses being assessed to the Tenant. Landlord further represents that there have been no special assessments charged to the Tenants of the building during the last 5 years.

ARTICLE 12

Emergency Lighting

A. Tenant shall designate each exit from the Demised Premises with an illuminated sign.

B. Tenant shall, at its sole cost and expense, have sufficient emergency lighting to illuminate the Demised Premises and to comply with all laws, rules and regulations of governmental agencies and Landlord's and/or Tenant's insurance companies.

C. Landlord warrants that there are sufficient electrical outlets to comply with Article 12.

ARTICLE 13

Broker

The parties warrant and represent to each other that they have consulted no broker in connection with this transaction, other than NAI Highland LLC (collectively, the "Broker"). Each party agrees to hold the other harmless for any claims made by any broker (other than the Broker) resulting from said party's actions, and all costs, expenses and liabilities incurred by such other party in connection therewith, including attorneys' fees and expenses, resulting from the breach of representations hereunder. Landlord shall pay the commission due and the Broker pursuant to the terms of a separate agreement. The provisions of this Article 13 shall survive the Expiration Date or sooner termination of this Lease.

ARTICLE 14

Taxes

A. The Tenant agrees to pay, as Additional Rent during the Original Term of this Lease, and the Extended Term its pro-rata share (as such term is hereinafter defined) of any and all "Taxes on Real Estate" (as such term is hereinafter in Paragraph "B" defined) levied or assessed on or against the Shopping Center. Tax bills shall be conclusive evidence of the amount of such taxes and shall be used for the calculation of the amounts to be paid by the Tenant. Payment of the Taxes on Real Estate shall be made by Tenant to Landlord within twenty (20) days after Landlord shall have presented Tenant with tax bills, or if the tax bills are not available, within 20 days after Landlord submits to Tenant an estimated tax bill. Notwithstanding anything to the contrary contained herein, Tenant's obligation to pay Taxes on Real Estate shall commence on the Commencement Date.

B. Tenant's proportionate share of Taxes On Real Estate shall be equal to the product obtained by multiplying Taxes on Real Estate by a fraction the numerator of which shall be the number of square feet of floor area in the Demised Premises (4427 square feet), and the denominator of which shall be the total number of square feet of floor area in the Shopping

Center as of the date of assessment (currently, 36,532 square feet). Taxes on Real Estate shall be pro-rated for any partial year during the term of this lease. Tenant's proportionate share for Taxes on Real Estate shall be 12.03%.

C. The term "Taxes on Real Estate" shall mean and shall be deemed to include all real estate taxes, assessments, county taxes, transit taxes or any other governmental charge of a similar nature whether general, special, ordinary or extraordinary, foreseen or unforeseen, of any kind or nature whatsoever (including without limitation assessments for public improvements or benefits and interest on unpaid installments thereof) which may hereafter be levied, imposed or assessed against or upon the building and/or the land upon which the Shopping Center in which the Demised Premises are located is erected. If, due to a change in the method of taxation, any franchise, income, profit, sales, rental, use and occupancy or other tax shall be substituted for or levied against the Landlord or any owner of the building and/or the land in lieu of Taxes or Real Estate hereinabove defined, upon or with respect to the building or the land, such tax shall be included in the term "Taxes on Real Estate".

D. (i) In the event Landlord shall obtain a tax refund as a result of tax reduction proceedings or other proceedings of similar nature, then Tenant shall, except to the extent Tenant is then in default of the payment of Fixed Rent, Common Area Rent, Taxes on Real Estate or Additional Rent, and after the final conclusion of all appeals or other remedies, be entitled to the net refund obtained based upon rent on account of taxes on real estate paid by Tenant which is the subject of the refund. As used herein, the term "net refund" means the refund plus interest, if any, thereon, less appraisal, engineering, expert testimony, attorney, accounting, printing and filing fees and all other reasonable costs and expenses of the proceeding incurred by Landlord.

E. In the event the Landlord obtains a tax refund, and provided Tenant is not in default of any of the terms or conditions of this Lease, Tenant shall be entitled to its proportionate share of said refund, less any expenses incurred by Landlord.

ARTICLE 15

Parking

Tenant shall have the right in common with the Landlord and other tenants in the Shopping Center, their customers and invitees to use the parking area as shown in Exhibit II and driveways adjacent to the Demised Premises. The Tenant shall not make any changes and/or alterations to the driveways now existing.

ARTICLE 16

Force Majeure

If any of the following ("force majeure") shall occur: (i) strike, lockout or labor

dispute; (ii) inability to obtain labor and materials, or reasonable substitutes therefore; (iii) acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental action, civil commotion, insurrection, revolution, sabotage, fire or other casualty; or (iv) matters beyond the reasonable control of the parties obligated to perform, and, as a result of any such event, either party hereto shall fail to perform punctually any obligation of this Lease, except the payment of Fixed Rent, Common Area Rent, Taxes on Real Estate and Additional Rent within the period set forth in this Lease for performance, then such time for performance shall be extended for the period equal to the duration of the delay caused by such event, but such party shall punctually perform the obligations of this Lease as soon as practicable after the reason for such delay has ceased.

ARTICLE 17

Governmental Approvals and Compliance with Laws

Tenant shall obtain, at Tenant's sole cost and expense, all governmental licenses, approvals, certificates and permits required for the operation of its business at the Demised Premises. Tenant shall comply or cause compliance with all present and future laws, orders, and regulations of governmental authorities relating to Tenant's use of the Demised Premises. Landlord shall not be obligated to comply or cause compliance with any present or future laws, orders, or regulations of governmental authorities if related to, or arising out of the Tenant's use and occupancy of the Demised Premises or, the performance of Tenant's Work.

ARTICLE 18

Sign and Front Window

Tenant shall be permitted to place Tenant's own signage on the exterior facade of the Premises after obtaining Landlord's prior written approval thereof (including but not limited to the design, color, size and style thereof), which approval shall not be unreasonably withheld. All signage placed or used by Tenant shall be subject to all applicable laws, rules and regulations of governmental and/or quasi-governmental authorities. Landlord shall have the right to remove all non-permitted signs without notice to Tenant and at the expense of Tenant. Tenant shall pay for the panel and the initial installation of the signage for the pylon. Tenant shall be permitted to install an additional box for signage on the pylon sign. This additional box and any supporting fixtures associated with the sign shall remain on the pylon sign upon tenant vacating the premises. Tenant shall be permitted to temporarily utilize the box signage 3rd from the top on the pylon sign – formerly the Family Dollar sign space – until a lease is signed for the Suite A within the premises. Once lease is signed for Suite A, Grow Generations shall remove panel from pylon sign. Any changes to signage after the initial installation shall be at Tenant's sole cost and expense.

A. Tenants sign rendering is attached hereto and the Landlord herby approves said signage.

ARTICLE 19

Lesser Payments

No payment by the Tenant or receipt by the Landlord of a lesser amount than the Fixed Rent or Additional Rent demanded by Landlord shall be deemed other than a payment on account of the earliest Fixed Rent or Additional Rent due, nor shall any endorsement or statement on any check or on any letter accompanying any check or payment as Fixed Rent or Additional Rent be deemed an accord and satisfaction and the Landlord may accept such check or payment without prejudice to its right to recover the balance of the Fixed Rent or Additional Rent or to pursue any other remedy provided for in this Lease.

ARTICLE 20

Indemnity

Tenant, during the Original Term, any Extended Terms and any period in which Tenant occupies or uses the Demised Premises, shall indemnify and save harmless the Landlord, Landlord's agents, servants and employees and Landlord's lessor, if any, from and against any and all claims and demands whether for injuries to persons or loss of life, or damage to property, arising out of the use and occupancy of the Demised Premises or Shopping Center by Tenant, or occasioned by any act or omission of Tenant, its agents, contractors, employees, servants, lessees, concessionaires, invitees, licensees and customers, including but not limited to Tenant's obligations under Articles 55 and 60, except to the extent caused by Landlord, Landlord's agents, servants and/or for employees.

ARTICLE 21

Exculpation

If the Landlord or any successor in interest be a an individual, a joint venture, a tenancy in common, a co-partnership, an unincorporated association, or other unincorporated aggregate of individuals (all of which are referred to below, individually and collectively, as an "unincorporated Landlord") then, anything elsewhere to the contrary notwithstanding, Tenant shall look solely to the estate and property, if any, of such unincorporated Landlord in the land and building of which the Demised Premises are a part, for the satisfaction of Tenant's remedies for the collection of a judgment (or judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, and no

other property or assets of such unincorporated Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies.

ARTICLE 22

Air Conditioning, Heat and Utilities

(a) Currently, the Premises and Shopping Center are not separately metered for water and sewer. Landlord will provide water and sewer to the Premises for Tenants use and occupancy (including but not limited to its use in bathrooms, and drinking fountains). The cost of water and sewer service provided by Landlord shall be paid by Tenant as Additional Rent. Notwithstanding the foregoing, Landlord shall have the right during the Term of this Lease, to have the Demised Premises sub-metered for water and sewer.

(b) The Premises are separately metered for gas and electric utility services. Tenant shall be responsible for contracting with the appropriate utility supplier for gas and electric service to the Premises. Tenant shall contract for the telephone services to the Premises. Tenant shall be responsible for obtaining janitorial, window cleaning and trash removal services inside the Premises. Tenant shall be responsible for prompt and timely payment of all fees and costs for utility services to the Premises directly with the applicable utility supplier.

(c) Tenant agrees that Landlord shall not be liable for failure to supply any services during any period when Landlord uses reasonable diligence to supply such services, or during any period Landlord is required to reduce or curtail such services. In the event of any such interruption, reduction or discontinuance of Landlord's services, Landlord shall not be liable for damages, nor shall the occurrence of any such event in any way be construed as an eviction of Tenant or cause or permit an abatement or reduction of rent, or operate to release Tenant from any obligations.

(d) Tenant at its sole cost and expense shall take good care of the Premises and keep the same free from waste, and Tenant shall pay all charges for janitorial services performed in the Premises during this Lease.

ARTICLE 23

Assignment by Landlord

Landlord may sell the Demised Premises, Shopping Center, or Landlord's interest therein or assign its interest in this Lease, or any part thereof, in the exercise of its sole discretion, and upon the written request of Landlord, Tenant shall acknowledge the consent to

any such assignment in writing. Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or assignment; provided the purchaser or assignee assumes all obligations – including all existing un discharged obligations – of the Landlord, including the obligation to return the Tenant's security deposit and refund any previous rent overcharges. Additionally, upon the written request of Landlord, Tenant shall provide any information or certification (in form and substance reasonably satisfactory to Landlord) of the status of this Lease reasonably requested by Landlord and Tenant shall execute any memoranda, certificate or any other document in recordable form or otherwise as reasonably required by Landlord or to undertake any action reasonably requested by Landlord to evidence the existence of this Lease or to effectuate any such sale or assignment.

ARTICLE 24

Assignment and Subletting by Tenant

Tenant may not assign this Lease or sublet all or any portion of the Demised Premises without Landlord's consent, which consent shall not be unreasonably withheld or delayed. If Tenant sells its business through an asset sale, stock sale, merger or other transaction, Landlords consent shall not be unreasonably withheld or delayed. In the event the Landlord consents to an assignment of this Lease, the assignee shall provide the Landlord with a guaranty reasonably acceptable to the Landlord.

In the event the Landlord consents to an assignment of this Lease, the Guaranty defined in Article 61 shall be deemed terminated and Tenant shall be released from any liability under this Lease.

ARTICLE 25

Recording

This Lease or any Memoranda thereof shall not be recorded by Tenant.

ARTICLE 26

Termination and Hold Over

(a) Whenever Tenant shall default in the payment of any installment of Fixed Rent, Additional Rent, Taxes on Real Estate or Common Area Rent, and such default shall continue for ten (10) days after Landlord shall have given to Tenant a written notice specifying such default; or

(b) Whenever Tenant shall do, or permit anything to be done, whether by action or inaction, contrary to any covenant or agreement on the part of Tenant herein contained or contrary to any of the covenants, agreements, terms or provisions of this Lease, or shall fail in the keeping of performance of any of the covenants, agreements, terms or provisions contained in this Lease which on the part or behalf of Tenant are to be kept or performed (other than those referred to in the foregoing paragraph (a) of this Article 26), and Tenant shall fail to commence to take steps and remedy the same within thirty (30) days after Landlord shall have given to Tenant a written notice specifying the same, or having so commenced shall thereafter fail to proceed diligently to remedy the same; or

(c) Whenever an involuntary petition shall be filed against Tenant under any bankruptcy or insolvency law or under the Reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or a Receiver or Trustee of Tenant or of or for the property of Tenant shall be appointed without the acquiescence of Tenant, and such situation under this paragraph (c) shall continue and shall not be remedied by Tenant within thirty (30) days after the happening of any such event; or

(d) Whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors or shall file a voluntary petition under any bankruptcy or insolvency law, or whenever any court of competent jurisdiction shall approve a petition filed by Tenant under the Reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the Arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import, then, regardless of and notwithstanding that Landlord prior to the giving of such notice, shall have received rent or any payment, however designated, for the use of the Demised Premises from or on behalf of Tenant or from any other person and regardless of and notwithstanding the fact that the Landlord has or may have some other remedy under this Lease or by virtue hereof, or in law or in equity;

Then with respect to a Tenant's default under this Lease, Landlord or its attorneys, Hogan Lovells US LLP (or its successor by merger or otherwise), may at any time after any of such events, and the giving of such notice as may be required hereunder, give to Tenant a notice of intention to end the Term of this Lease, specifying a day not less than five (5) days thereafter and, upon the giving of such notice, this Lease and the term and estate hereby granted shall expire and terminate upon the day so specified in such notice as fully and completely and with the same force and effect as if the day so specified were the date hereinabove fixed for the expiration of the Original Term or any Extended Term of this Lease and all rights of Tenant under this Lease shall expire and terminate, but Tenant shall remain liable for damages as hereinafter provided in this Lease.

(e) Upon any such termination or expiration of this Lease, Tenant shall peaceably quit and surrender the Demised Premises, in broom clean condition, to Landlord, and Landlord may, without further notice, enter upon, re-enter, possess and repossess itself thereof, by summary proceedings, eviction or otherwise, and may dispossess and remove Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the right to receive all rental and other income of and from the same. No

re-entry by Landlord shall be deemed an acceptance of a surrender of this Lease.

(f) Upon the termination or expiration of the term of this Lease, should the Tenant holdover and remain in possession of the Demised Premises, the Tenant shall pay as use and occupancy a sum equal to two times the monthly Fixed Rent provided for in Article 4 hereof for the last month of the Original Lease Term, together with a sum equal to all Additional Rent payable hereunder for each month or part thereof during which the Tenant remains in possession of the Demised Premises beyond the expiration of the term hereof.

ARTICLE 27

Assignment in Bankruptcy

Without limiting any of the provisions of the United States Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), if Tenant files a petition (or a petition is filed against Tenant) under the United States Bankruptcy Code and Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one (1) year's Fixed Rent plus an amount equal to the Additional Rent for the Lease Year preceding the year in which the assignment occurs, which deposit shall be held by Landlord for the balance of the Lease Term, without interest, as security for the full performance of all of Tenant's obligations under this Lease.

ARTICLE 28

Merger

Subject to the terms of this Lease all negotiations, considerations, representations and understanding between the parties are incorporated in this Lease. Landlord or Landlord's agents have made no representations or promises with respect to the Demised Premises, except as herein expressly set forth.

ARTICLE 29

Executed Counterparts of Lease

This Lease may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall

together constitute but one and the same Lease.

ARTICLE 30

No Offer

The submission of this document to Tenant for examination does not constitute an offer to lease, or a reservation of or option to lease, and becomes effective only upon execution and delivery thereof by Landlord and Tenant.

ARTICLE 31

Severability

If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease or any part thereof to be drafted. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

ARTICLE 32

Remedies on Default

It is covenanted and agreed by Tenant that in the event of the expiration or termination of this Lease or re-entry by Landlord by summary proceedings or otherwise, by reason of default hereunder on the part of Tenant, Tenant will pay to Landlord, as damages:

(a) an aggregate amount equal to the Fixed Rent, Taxes on Real Estate and all Additional Rent, which would have been payable by Tenant for the balance of the Term had this Lease not so terminated, expired or if Landlord had not re-entered the Demised Premises by summary proceedings or otherwise, payable upon the rent days specified herein following such termination, expiration or such re-entry and until the date hereinabove set for the expiration of the full term hereby granted (including any Extended Terms, if exercised by Tenant), provided, however, that such amount shall first be discounted at the rate of 8% per annum to determine the present value of such aggregate amount. If any amount is not presently calculable (i.e. future Taxes on Real Estate), the parties agree that the then prevailing amount shall be used for purposes of such calculation.

(b) Landlord shall not be required to release the Demised Premises nor

exercise any other right granted to Landlord hereunder, nor shall Landlord be under any obligation to minimize Tenant's loss as a result of Tenant's default. If Landlord attempts to release the Demised Premises, Landlord shall be the sole judge as to whether or not a proposed tenant is suitable and acceptable. Landlord shall not be liable for failure to release the Demised Premises.

ARTICLE 33

Subordination and Non Disturbance

This Lease and all rights of Tenant hereunder are subject and subordinate (i) to any mortgage or deed of trust, blanket or otherwise (hereinafter "Permanent Mortgage"), which does now or may hereafter affect the Demised Premises, Common Areas or Shopping Center (and which may also affect other property) and (ii) to any and all increases, renewals, modifications, consolidations, replacements and extensions of any such Permanent Mortgage.

ARTICLE 34

Security Deposit

Tenant has deposited with Landlord the sum of $4,762.52 (1 month rent, CAM's Taxes and Insurance) as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Fixed Rent, Taxes on Rent Real Estate, Common Area Rent and Additional Rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of the sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the re-letting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event Landlord shall use and apply any such security as heretofore provided, Tenant shall within ten (10) days of demand by Landlord deposit with Landlord an amount equal to the amount so used and applied, such sums to be held as security hereunder. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the Demised Premises to Landlord. In the event of a sale of all or a portion of the Shopping Center, of which the Demised Premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security, and Tenant agrees to look to the new Landlord solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be

bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

ARTICLE 35

Condemnation

(a) If the entire Demised Premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, or conveyance shall be made in lieu thereof, this Lease shall terminate and expire as of the date of such taking, and the parties shall thereupon be released from any further liability hereunder.

(b) In the event that any part of the Demised Premises shall be condemned or taken by eminent domain for any public or quasi-public purpose, then this Lease shall be and remain unaffected by such condemnation or taking, except that the Fixed Rent and Additional Rent allocable to the part so taken shall be apportioned as of the date of taking, provided, however, that Tenant may elect to cancel this Lease in the event that (i) more than thirty (30%) percent of the Demised Premises should be so condemned or taken, or (ii) the parking accommodations are reduced in and for the Shopping Center below 2.75 automobile spaces per 1,000 square feet of retail space or (iii) in the event of any taking which results in the change of any street so as to permanently prevent or substantially interfere with free access to the Demised Premises or Shopping Center or (iv) Tenant determines that the Demised Premises is no longer of sufficient size for Tenant's use provided such notice of election is given by Tenant no later than forty-five (45) days after the date when title shall vest in the condemning authority. Upon such partial taking and this Lease continuing in force as to any part of the Demised Premises, the Fixed Rent and Additional Rent shall be diminished by an amount representing the part of the Fixed Rent and Additional Rent properly applicable to the portion or portions of the Demised Premises which may be so condemned or taken. If as a result of the partial taking (and this Lease continuing in force as to the part of the Demised Premises not so taken), any part of the Demised Premises not taken is damaged, Landlord agrees with reasonable promptness to commence the alteration necessary to restore the damaged portion to the condition existing immediately prior to the taking, and prosecute the same with reasonable diligence to its completion but nothing contained herein shall require Landlord to provide, install or repair any of Tenant's property, trade fixtures or items which Landlord is not obligated to provide or maintain under this Lease. The cost of Landlord's obligation as provided in this Article 35 shall be limited to the net proceeds of the condemnation award actually received by Landlord.

(c) Tenant shall have no claim for the value of the unexpired term of this Lease and hereby assigns to Landlord Tenant's entire interest in any award given in connection with this Lease and/or the Demised Premises. Nothing herein provided shall preclude Tenant from appearing, claiming, proving and receiving, in any condemnation proceeding with respect to the Demised Premises, Tenant's moving expenses, the value of Tenant's alterations, installments and improvements which do not become part of the Demised Premises or property of Landlord, for damages for interruption of business in the Demised Premises, or for loss of good will provided such claim does not otherwise diminish any award to which Landlord is entitled.

(d) Until said unaffected portion is restored, Tenant shall be entitled to a proportionate abatement of Fixed Rent and Additional Rent for that portion of the Demised Premises which is being restored and is not usable until the completion of the restoration or until the said portion of the Demised Premises is used by Tenant for Tenant's retail purposes, whichever occurs sooner. Said unaffected portion shall be restored within a reasonable time but not more than nine (9) months after the receipt of the condemnation award. Should Landlord fail to complete the restoration within the said nine (9) months, Tenant may elect to cancel this Lease and the term hereby granted in the manner and with the same results as set forth in the next two sentences of this paragraph (d). In the event of a taking of at least fifty percent (50%) of the Demised Premises, or in the event of a taking of at least fifty percent (50%) of the Shopping Center (other than the Demised Premises) during the last two (2) years of the then existent term, then, and in either such event, either Landlord or Tenant may elect to cancel this Lease and term hereby granted, provided such party shall, within thirty (30) days after such taking, give notice to that effect, and upon the giving of such notice, the Fixed Rent and Additional Rent shall be apportioned and paid to the date of expiration of the term specified and this Lease and the term hereby granted shall cease, expire and come to an end upon the expiration of said thirty (30) days specified in said notice; provided however, that if, prior to the expiration of thirty (30) days following the taking, Tenant exercises such options to extend the period of the Lease as are available as of the date of the taking as will result in there remaining thereafter at least ten (10) years to the term of this Lease, then this Lease shall remain in full force and effect notwithstanding that notice of termination may have been given by Landlord prior to the exercise of the option, and Landlord shall be obligated to restore as hereinabove provided. If either party shall so elect to end this Lease and the term hereby granted, Landlord need not restore any part of the Demised Premises.

(e) If the temporary use or occupancy of all or any part of the Demised Premises shall be so taken, the Term shall not be reduced or affected in any way; however, Tenant's obligations to pay Fixed Rent, Percentage Rent, Common Area Rent and Additional Rent shall abate proportionately for the period of the taking. If the temporary period of taking shall extend beyond the expiration of the term of this Lease, the portion of the award representing compensation for the use and occupancy of the Demised Premises shall be apportioned between Landlord and Tenant as of said expiration date of said term and Landlord shall receive that portion of the award which represents reimbursement for the cost or restoration of the Demised Premises.

ARTICLE 36

Shoring and Rights or Entry by Landlord and Others

A. In the event that an excavation shall be made for building or other purposes upon land adjacent to the Demised Premises, or shall be contemplated to be made, Tenant shall afford to the person or persons causing or authorizing to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such alteration as shall be reasonably necessary to preserve the wall or walls, structure or structures of the adjoining building and/or the building of which the Demised Premises forms a part from injury or damage

and/or to support the same by proper foundations without any claim for damages or indemnity against Landlord, diminution or abatement of rent, provided such entry does not substantially interfere with the Tenant's business activities. Tenant shall not waive its right to sue any third party if such shoring, etc., is not done properly or damages the Tenant's property.

B. The Tenant agrees to permit and allow the Landlord, as well as the public utilities or other suppliers, furnishing services to the Demised Premises or supplying facilities thereto, artisans and mechanics, their servants, agents and employees, to enter upon the Demised Premises during the Tenant's regular business hours, or in the event of an emergency at any other hours, for the purpose of using a reasonable portion of the same for the erection, maintenance and servicing of meters, conduits, traps, pipes, switch boxes and switches, valves, etc., which may be necessary or required for the proper operation of the Demised Premises or of any building to be erected thereon by the Landlord and for the safety and convenience of the Tenant, and the Landlord shall be permitted to make any reasonable change and/or modification of the location, replacement, addition, repair or substitution of such facilities, utilities, etc.

C. In the event of any shoring and/or excavation, Landlord agrees to use reasonable efforts so as not to substantially interfere with Tenant's day-to-day business operations.

D. The Landlord currently has no plans to perform any shoring and/or excavation at the premises

ARTICLE 37

Common Area Rent

(a) Common Areas of the Shopping Center shall include, but not be limited to, any and all parking areas, roads, streets, drives, tunnels, passageways, sidewalks, landscaped areas, open and enclosed malls, ramps, walkways arcades, entrances and exits shown on Exhibit "A" to this Lease. Notwithstanding anything to the contrary contained herein, Tenant agrees that it will not unreasonably withhold its consent to changes on Exhibit "A".

(b) Landlord may designate a portion of the Common Areas as an employee parking area for the parking of automobiles by employees of the tenants and occupants of the Shopping Center. Landlord shall use reasonable efforts to enforce the parking of such employees' automobiles in said designated area and to prevent their parking in areas intended for automobile parking by customers of the tenants and occupants of the Shopping Center.

(c) Except as may be otherwise provided in this Lease the Common Areas shall be used solely for the respective purposes intended and for no other purpose and solely by the Tenant and other tenants and occupants of the Shopping Center, their customers, licensees, employees and all others having business with them and by no other parties.

(d) Tenant, its customers, employees, invitees and all those having business

with Tenant, shall have the right, in common with the other tenants and occupants of the Shopping Center and their respective customers, employees and invitees and all those having business with such other tenants and occupants, to use the Common Areas of the Shopping Center for parking and for ingress and egress from the Demised Premises and/or the Shopping Center and for all other respective purposes intended.

(e) Throughout the Term of this Lease and all Extension Periods hereof Landlord shall keep and maintain the Common Areas in reasonably good condition and repair, including, but not limited to, repairs, replacements, restriping, repaving, adequate drainage and free of snow, ice, water, rubbish, and other obstructions and in a neat, clean, orderly and sanitary condition.

(f) The term "Tenant's Common Area Rent" or "Common Area Rent" shall mean, for any period, the product of (i) the actual cost and expense for the maintenance and operation of the Common Areas and other charges as set forth herein plus ten (10%) percent of the amount thereof as an administrative expense (hereinafter called "Common Area Costs") for such period and (ii) the fraction, the numerator of which shall be the number of square feet of the Demised Premises at the end of such period, and the denominator of which shall be the total number of square feet of ground floor of all of the buildings in the Shopping Center (including the Demises Premises) at the end of such period. The Common Area Costs shall include, without limitation, 5% Property Management fee on base rents, the costs and expenses of maintaining the Common Areas, including without limitation the costs of striping or repaving the parking lots, maintaining the Shopping Center pylon signs, lighting, landscaping, snow plowing, labor and related payroll taxes, for persons performing services at the Common Areas, supplies, repairs to the parking surface and cleaning, rent insurance, sanitary control, removal of rubbish, garbage and other refuse, security/ fire alarm monitoring, machinery, equipment, vehicles and supplies used in the operation and maintenance of the Common Areas; costs and expenses in connection with maintaining federal, state or local governmental ambient air and environmental standards; replacement of paving, curbs and walkways, fountains, if any, cost of personnel to implement all of the aforementioned (including, fringe benefits and workers compensation insurance covering personnel); other similar direct costs of the type incurred in the operation of comparable properties to cover Landlord's administrative and overhead costs, including management costs and expenses. In addition thereto, Common Area Costs shall include costs incurred by Landlord in painting exterior walls of buildings in the Shopping Center and the premium paid by Landlord for liability insurance on the Shopping Center. The Common Area Costs shall be proportionately allocated to any partial lease year, without duplication, all in accordance with generally accepted accounting principles. The costs of capital improvements and structural repairs and replacements made in or to the Building Complex or the cost of any machinery or equipment installed in the Building Complex in order to conform to changes, subsequent to the Commencement Date, in any applicable laws of any authority having jurisdiction over the Building Complex; the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Common Area Costs; and a reasonable annual reserve for all other capital improvements and structural repairs and replacements; provided, however, that the cost of each such capital improvement, structural repair and replacements and the cost of such machinery or equipment shall be amortized over their useful life as Landlord shall reasonably determine, with interest at the rate of three percent (3 %) above

the prime rate announced from time to time by 5Star Bank in Colorado Springs, Colorado.

(g) Throughout the original Term of this Lease and any Extension Periods thereof, Tenant agrees to pay to Landlord as its contribution to Common Area Costs, the Tenant's Common Area Rent for the full lease year or partial lease year covered thereby. As used herein, the term "full lease year" shall mean a period of twelve (12) consecutive calendar months and to the extent that any lease year be more or less than said period then any charges there for shall, as the case may be, be proportionately adjusted on a per diem basis to cover the period which such lease year, as is more or less than said twelve (12) month period, does in fact encompass.

(h) Tenant shall pay to Landlord upon demand, but not more than once a month, Tenant's share of the Common Area Rent which shall be based on a calendar year. Tenant's payments shall be based upon Landlord's estimate subject to readjustment as hereinafter provided in paragraph (i) of this Article. Tenant's current proportionate share for calculating Tenant's Common Area Rent shall be 12.03%, which is based on 36,532 square feet.

(i) As soon as practicable following the end of any calendar year, Landlord shall furnish Tenant with a statement, showing the total Common Area Rent for the calendar year just expired, the amount of Tenant's share of such Common Area Rent and payments made by Tenant during such calendar year under paragraph (h) of this Article. If Tenant's share of such Common Area Rent for such calendar year shall exceed Tenant's payments as shown on such statement, then Tenant shall within thirty (30) days pay the difference to the Landlord. If the statement indicates an overpayment by the Tenant, then Tenant shall be entitled to offset such excess against payments becoming due under paragraph (h) of this Article.

(j) Landlord warrants and represents that the CAM currently being assessed has been and is sufficient to cover all common area rent being assessed to the Tenant.

ARTICLE 38

Landlord's Representation

A. Landlord represents and warrants to Tenant that Landlord (i) is the business owner of the Shopping Center; (ii) that the party executing this Lease on behalf of the Landlord has the authority to do so.

ARTICLE 39

Notices

Any notice, communication or demand which under the terms of this Lease or under any statute must or may be given or made by Landlord to Tenant or by Tenant to Landlord shall be in writing, and shall be delivered by hand or sent prepaid by telex, cable or telecopier, or

sent, postage prepaid by registered, certified or express mail, or reputable overnight courier service, and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three (3) days after mailing (one [1] business day in case of express mail or overnight courier service) as follows:

TO LANDLORD:	Sierra Services Group LLC 15954 Jackson Creek Pkwy, Suite B-281 Monument, CO 80132
WITH A COPY TO TENENT:	Grow Generation Pueblo Corp. 609 E. Enterprise Drive, Suite 150 Pueblo West, Colorado 81007 darren@GrowGeneration.com
WITH A COPY THEREOF TO:	Hogan Lovells US LLP Suite 1300 Two North Cascade Ave. Colorado Springs CO 80903

ARTICLE 40

Destruction, Fire and Other Casualty

A. If the Demised Premises or any part thereof be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in force and effect except as hereinafter set forth. If all or any part of the Shopping Center, including, but not limited to the Demised Premises is damaged or destroyed by fire or other cause, Landlord, except as set forth herein, shall commence promptly, and with reasonable dispatch continue to restore same to substantially the same condition as existed immediately preceding the damage or destruction. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed that Landlord shall not be obligated to commence such repair or restoration until insurance proceeds are received by Landlord and Landlord's obligation hereunder shall be limited to the insurance proceeds actually received by Landlord. If the Demised Premises is damaged or destroyed in whole or in part by fire or other cause, and if this Lease be not terminated as provided in this Article, then the Fixed Rent, all Additional Rent and Tenant's other charges payable under this Lease shall be abated pro rata for the period from the date of such damage or destruction until restoration of the Demised Premises, to the extent that the Demised Premises is rendered un tenantable by such damage or destruction. If such damage or destruction is of such an extent that in Landlord's reasonable judgment it shall be required to fully close the Demised Premises for business to the public, then the foregoing costs shall be abated in full until such restoration be completed. If such damage or destruction shall occur to portions of the Shopping Center other than the Demised Premises, and shall be of such a nature as to materially obstruct, or materially interfere with, (in whole or in part) the operation of

Tenant's business in the Demised Premises, then there shall be an equitable abatement of Fixed Rent and the other charges payable by Tenant to Landlord hereunder until such damage is repaired or destroyed portions restored.

B. In the event that Landlord shall not complete its repair or restoration work to the Demised Premises and/or Shopping Center, within twelve (12) months after such casualty, then Tenant or Landlord shall have the right to terminate this Lease. Tenant or Landlord shall make its election to terminate this Lease by giving notice to the other within thirty (30) days after the expiration of the twelfth month. Tenant's failure to timely notify the Landlord of its intent to terminate this Lease shall operate to extend the Landlord's time in which to restore the Demised Premises or Shopping Center for an additional six (6) months from the expiration of the twelfth month subject to the exercise by Tenant of a further right to terminate this Lease if Landlord shall not complete its repair or restoration work within such additional six (6) month period.

C. Notwithstanding anything to the contrary in this Lease contained, if the Demised Premises are damaged or destroyed during the last twenty-four (24) calendar months of the then existent term of this Lease to an extent equal to at least seventy five (75%) percent of their full insurable value, then either Landlord or Tenant may terminate this Lease as of the date of the occurrence of such damage or destruction by notice to the other party within thirty (30) days after the occurrence of such damage or destruction.

D. Tenant covenants and agrees to re-open at the Demised Premises as soon as practicable after notice from Landlord that the Demised Premises are ready for re-occupancy.

ARTICLE 41

Plate Glass

Tenant agrees that it will replace any plate glass broken or damaged upon the Demised Premises at its own cost and expense, excepting that it shall not be obligated to replace any plate glass broken or damaged by Landlord under the Lease or due to default of Landlord under this Lease or the negligence of Landlord, its agents, servants or employees in which event Landlord shall replace the same.

ARTICLE 42

Intentionally Omitted.

ARTICLE 43

Extermination

A. Promptly upon the execution hereof and during the entire term of this

Lease, the Tenant agrees, at its sole cost and expense, to contract for and provide reasonable exterminating services in the Demised Premises for rodent and pest control and to maintain the same as are reasonably required. In the event of the failure of the Tenant to continue to maintain such exterminating services, the Landlord may provide the same and charge the full cost thereof to the Tenant as additional rent which shall be payable in accordance with the provisions hereof.

B. Tenant, at its own cost and expense, shall install and maintain adequate facilities, traps and equipment required for the trapping of all greasy substances and waste products so as to prevent the same from clogging or otherwise interfering with waste outlets and drains and to prevent any interference with the proper operation of plumbing lines and sewerage and waste disposal system of the building of which the Demised Premises are a part.

C. Landlord warrants and represents that the premises do not currently have a Pest or Rodent issue.

ARTICLE 44

Governing Law

The Lease shall be governed by, and construed and enforced in all respects in accordance with, the laws of the State of Colorado.
LANDLORD AND TENANT AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS LEASE AND/OR IN CONNECTION WITH ANY GUARANTY EXECUTED IN CONNECTION HEREWITH SHALL BE BROUGHT, TRIED AND LITIGATED ONLY IN THE COLORADO STATE COURTS LOCATED IN THE COUNTY OF FREMONT, COLORADO. EACH PARTY WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS ARTICLE 44. EACH PARTY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

ARTICLE 45

Rights Reserved to Landlord.

Landlord shall have the following rights without liability to tenant:

(a) to install and maintain signs on the exterior of the building;

(b) to do or permit to be done any work in or about the exterior of the building or any

adjacent or nearby building, land, street or alley; and ; Landlord represents that any such work will not interfere with Tenants right to peacefully and quietly enjoy the premises

(c) to grant to anyone the exclusive right to conduct any business or render any service in the building, provided such exclusive right (i) does not violate the exclusive right granted to Tenant under Article 5(A) and (ii) shall not operate to exclude tenant from the use expressly permitted by this lease.

ARTICLE 46

Survival of Tenant's Obligations

Any obligation of Tenant which by its nature or under the circumstances can only be, or by the provisions of this Lease, may be performed after the expiration or earlier termination of this Lease, and any liability for a payment which shall have accrued to or with respect to any period ending prior to or at the time of such expiration or termination, unless expressly otherwise provided in this Lease, shall survive the expiration or earlier termination of this Lease.

ARTICLE 47

Estoppel Certificates

Upon the reasonable request of either party, at any time or from time to time, Landlord and Tenant agree to execute, acknowledge and deliver to the other, within twenty (20) days after request, a written instrument, duly executed and acknowledged, (a) certifying that this Lease has not been modified and is in full force and effect or, if there has been a modification of this Lease, that this Lease is in full force and effect as modified, stating such modifications, (b) specifying the dates to which the Fixed Rent and Additional Rent have been paid, (c) stating whether or not, to the knowledge of the party executing such instrument, the other party is in default, stating the nature of such default, and (d) whether or not there are then existing any setoffs or defenses against the enforcement of any of the obligations hereunder upon the part of the Landlord or Tenant, as the case may be, to be performed or complied with (and, if so, specifying the same).

ARTICLE 48

Quiet Enjoyment

Landlord covenants and agrees that Tenant, upon performance of all of its obligations under this Lease, shall peaceably and quietly hold and enjoy the Demised Premises and shall have the rights to the Common Areas of the Shopping Center as provided for herein,

throughout the Original Term and all Extended Terms.

ARTICLE 49

Mortgagee Modifications

If, in connection with obtaining financing for the Demised Premises or Shopping Center or any refinancing or substitute, new or additional financing, a lender or the holder of a superior mortgage shall request reasonable modifications of this Lease, Tenant shall promptly consent to such modifications, provided such modifications do not materially increase the obligations of Tenant under this Lease or affect the leasehold interest of Tenant created by this Lease.

ARTICLE 50

Trade Fixtures and Equipment

Tenant may install in the Demised Premises, at its sole cost and expense, such trade fixtures and equipment as Tenant deems desirable and all of said items shall remain Tenant's property and Tenant may remove and/or replace said fixtures and equipment in the Demised Premises at any time and from time to time during the lease term or any extension period thereof or within ten (10) days after the expiration or the termination of the Lease or any extension period thereof, provided such removal does not adversely affect the structural portions of the Demised Premises.

Tenant at its expense shall immediately repair any damage occasioned by the removal of its fixtures, equipment, personal property, signs and contents, and upon expiration or earlier termination of this Lease, shall leave the Demised Premises in a neat and clean condition, free of debris, normal wear and tear excepted.

Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation in the Demised Premises as well as upon its trade fixtures, merchandise and other personal property in, or upon the Demised Premises. If any such items of property are assessed with property of Landlord, then such assessment shall be equitably divided between Landlord and Tenant to the end that Tenant shall pay only its equitable portion of such assessment.

ARTICLE 51

Access to Premises

Tenant shall permit Landlord to enter upon the Demised Premises, at all reasonable times, during customary business hours of Tenant, but only so long as Landlord shall not unreasonably interfere with the conduct of Tenant's business, or, in the case of a bona fide emergency, at any time:

(a) to make repairs, changes, replacements, and restorations to the Demised Premises as required or permitted under this Lease and to exhibit same to prospective purchasers and mortgagees of the Demised Premises or Shopping Center, and

(b) during the six (6) month period preceding the Expiration Date, to exhibit the Demised Premises to prospective Tenants.

ARTICLE 52

Attorneys' Fees

In the event that any time during the term of this Lease, either party shall institute any action or proceeding against the other party relating to the provisions of this Lease, or any default hereunder, the losing party agrees to reimburse the prevailing party for the reasonable expenses of attorney's fees and paralegal fees and disbursements incurred therein. Such reimbursement shall include all legal expenses incurred prior to trial, at trial and at all levels of appeal and post judgment proceedings.

ARTICLE 53

Non-Waiver

All rights and remedies of Landlord herein created or otherwise extending at law, equity or by statute, are cumulative, and the exercise of one or more rights or remedies may be exercised and enforced concurrently or consecutively and whenever and as often as deemed desirable.

The failure of either party to insist upon strict performance by the other of any of the covenants, conditions, and agreements of this Lease shall not be deemed a waiver of any subsequent breach or default in any of the covenants, conditions and agreements of this Lease. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any term, covenant or condition in this Lease shall not prevent a similar subsequent act from constituting a default under this Lease. No surrender of the Demised Premises by Tenant shall be affected by Landlord's acceptance of Fixed Rent or Additional Rent or by other means whatsoever unless the same is evidenced by Landlord's written acceptance of the surrender.

ARTICLE 54

Successors and Assigns

All covenants, promises, conditions, representations and agreements herein contained shall be binding upon, apply and inure to the parties hereto and their respective heirs, executors, administrators, successors and assigns; it being understood and agreed, however, that the provisions of Article 24 are in no way impaired by this Article 54.

ARTICLE 55

Environmental Compliance

Hazardous or Toxic Materials and Indemnity.

(a) Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord harmless from all claims, costs, liabilities, attorneys' fees, actions and expenses incurred by Landlord that arise out of the storage, use or disposal of hazardous or toxic waste or materials in the Premises or any other part of the Building Complex by Tenant and/or its officers, directors, employees, agents, customers, visitors, invitees, licensees, guests and/or any employees or agents thereof, except for storage, use or disposal as a result of the actions or occupancy of Landlord and/or its officers, directors, employees, agents, and/or any employees or agents thereof.

(b) The terms "hazardous or toxic waste or materials" and "toxic materials" as used herein shall be construed in its broadest sense and shall include asbestos, other asbestotic material (which is currently or may be designated in the future as a Hazardous Material), any petroleum base products, pesticides, paints and solvents, polychlorinated biphenyl, lead, cyanide, DDT, acids, ammonium compounds and other chemical products, volatile chlorinated hydrocarbons (which are also known as perc, perchloroethylene, tetrachloroethylene, tetrachloroethene and/or PCE), and any substance or material defined or designated as a hazardous or toxic substance, or other similar term, by any federal, state or local law, statute, regulation, or ordinance affecting the Building Complex or Premises presently in effect or that may be promulgated in the future, as such statutes, regulations and ordinances may be amended from time to time. Nothing in this Article 55 or elsewhere in this Lease shall be construed to permit, or be deemed to constitute permission by Landlord for, any person or entity to generate, treat, store, use or dispose of any hazardous or toxic waste or materials in or on the Premises or anywhere else at the Building Complex, all of which are prohibited without the express prior consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion.

(c) To Landlord's knowledge, and for solely for the period that Landlord has been the

Business Owner of the Shopping Center, Landlord represents and warrants that: (i) any handling, transportation, storage, treatment or usage of hazardous or toxic waste or materials that has occurred on the Premises or Shopping Center prior to execution of this Lease has been in compliance with all applicable Federal, State, and local laws, regulations and ordinances; and (ii) no leak, spill, release, discharge, emission or disposal of hazardous or toxic waste or materials has occurred on the Premises or Shopping Center to date and that the soil or groundwater on or under the Premises and Shopping Center is free of hazardous or toxic waste or materials as of the Commencement Date, unless expressly disclosed by Landlord to Tenant in writing.

ARTICLE 56

Waiver of Right to Interpose Counterclaim

It is further understood and agreed that in the event Landlord commences any summary proceedings, Tenant hereby agrees not to interpose any counterclaim of whatever kind, nature or description in any such proceedings and hereby waives its right to do so, provided such waiver would not forever bar Tenant from raising its counterclaim in a separate action or proceeding. This Article 56 shall not bar Tenant from instituting any separate action that it may see fit to commence provided such action is never consolidated with any summary proceeding brought by Landlord, but this prohibition shall not prevent a court, on its own initiative and without motion, application, request or demand by Tenant, from consolidating Tenant's action with Landlord's action or proceeding.

ARTICLE 57

Tenant Authorization

Tenant represents that it has full power and authority under its organizational documents to enter into this Lease and that all corporate or other proceedings required to be taken by or on its part to authorize it to carry out this Agreement have been duly and properly taken and this Agreement is a legal, valid and binding obligation of Tenant.

ARTICLE 58

Waiver of Right or Redemption

Tenant, for itself, and any party claiming by, under or through Tenant, hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant (or any party claiming by, under or through Tenant) being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Demised Premises whether by reason of the violation of any of the covenants and conditions of this Lease on the part of Tenant to be performed or otherwise.

ARTICLE 59

No Landlord Services

Except as in this Lease otherwise expressly provided, Landlord is to furnish no improvements, equipment or fixtures of any kind, either on or to the interior or on or to the exterior of the Demised Premises. It is agreed between the parties, that anything not expressly set forth herein which must be done in, on or to the Demises Premises in order to make the same ready for Tenant's business, will be done and accomplished by Tenant at its own cost and expense.

ARTICLE 60

ADA Compliance

Landlord shall be responsible for compliance or correcting noncompliance of the Real Property (excluding the Premises and other space occupied by other tenants) with the Americans with Disabilities Act of 1990 as it may be amended from time to time (the "ADA"), but only to the extent required by, and then in accordance with, the provisions of the ADA and related governmental regulations. Such costs of compliance or correcting noncompliance with the ADA shall be borne by Landlord but may be included in Common Area Costs under Article 37 of the Lease as required capital improvements or structural repairs. Tenant shall be responsible for compliance or correcting noncompliance of the Premises with the ADA, but only to the extent required by, and then in accordance with, the provisions of the ADA and related governmental regulations. Landlord's consent to any alterations by Tenant or Landlord's approval of plans, specifications and/or working drawings for improvements or repairs to the Premises shall create no responsibility or liability on the part of the Landlord for their completeness, design sufficiency, or compliance with the ADA. Tenant shall indemnify and hold Landlord harmless from and against any and all liability incurred arising from the failure of the Premises to conform with the ADA (except for Landlord's Work for which Landlord shall be responsible and indemnify Tenant pursuant to the same terms as Tenant's indemnification of Landlord listed here in these provisions), including the cost of making any alterations, renovations or accommodations required by the ADA, or any government enforcement agency, or any courts, any and all fines, civil penalties, and damages awarded against Landlord (or those awarded against Tenant which could become a lien upon the property upon which the Premises are located) resulting from a violation or violations of the ADA, and all reasonable legal expenses and court costs incurred in defending claims made under the ADA, including without limitation reasonable consultants', attorneys' and paralegals' fees, expenses and court costs.

ARTICLE 61

Intentionally Deleted

Article 62

Intentionally Deleted

Article 63

Miscellaneous

A. The rules and regulations attached hereto as "Exhibit C," as well as such rules and regulations as may hereafter be adopted by Landlord, are hereby made a part hereof, and Tenant agrees to comply therewith. Landlord shall not be responsible for the non-performance by any third party of any of said rules and regulations.

B. The term "Landlord" as used in this Lease shall mean only the owner of the Building at the time in question, and in the event of any transfer of title, the then-grantor shall be automatically released from and after the date of such transfer of all liability for obligations to be performed and relating to events occurring thereafter.

C. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent.

D. If any provision of this Lease is illegal, invalid or unenforceable, it is the intention of the parties that the remainder of this Lease shall not be affected thereby.

E. The captions of each article are added as a matter of convenience.

F. Except as herein specifically set forth, all terms to be performed by the parties hereto shall be applicable to and binding upon their respective heirs, administrators, executors, successors and assigns.

G. Except as otherwise specifically provided herein, in the event Landlord shall fail to perform any of the agreements to be performed by Landlord, and such non-performance shall continue for a period of thirty (30) days after written notice thereof, from Tenant to Landlord, or if such performance cannot be reasonably had within such thirty (30) day period, and Landlord shall not in good faith have commenced such performance within such thirty (30) day period and proceed therewith to completion, it shall be considered a default of Landlord under this Lease. In addition, Tenant shall send notice of such default by certified or registered mail, with proper postage prepaid, to the holder of any mortgages or deeds of trust covering the Real Property and shall afford such holder a reasonable opportunity to cure any alleged default on Landlord's

behalf.

H. If there is more than one entity or person which or who are the Tenant under this Lease, their obligations under this Lease shall be joint and several.

I. No act or thing done by Landlord or Landlord's agent shall be binding upon Landlord unless such act or things shall be done by an officer of Landlord. The delivery of keys to Landlord, or Landlord's agent, employees or officers shall not operate as a termination of this Lease or a surrender of the Premises.

J. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties, except such as are expressed in this Lease.

K. Notwithstanding anything to the contrary contained herein, Landlord's liability under this Lease shall be limited to its interests in the Building.

L. Time is of the essence hereof.

M. The parties executing this Lease are authorized to do so and agree upon request to deliver to each other a resolution or similar document to that effect. If Tenant is a corporation, limited partnership, limited liability company or other entity, Tenant shall maintain, and hereby covenants and agrees to maintain, until all of Tenant's obligations under the Lease as amended have been performed and satisfied, its good standing and existence as such an entity in the state of its organization and, if such state is not the State of Colorado, shall obtain from the Secretary of State of the State of Colorado (and thereafter maintain) a certificate of authority to transact business in the State of Colorado.

N. Tenant agrees that Tenant shall comply with all applicable laws currently in effect, as they may be amended from time to time, and/or with all applicable laws as they may be promulgated or become effective in the future regarding the use of trade names in Colorado.

O. This Lease, including the exhibits attached hereto, contains the entire agreement of the parties and may not be amended or modified in any manner except by an instrument in writing signed by both parties. Tenant shall not record this Lease.

P. This document shall have no binding effect on the parties unless and until executed by both Landlord and Tenant.

Q. The provisions of this Lease and of all agreements between the parties hereto relating to sums owed hereunder are, whether now existing or hereinafter made, hereby expressly limited so that in no contingency or event whatever, whether by reason of acceleration of any payments hereunder, prepayment, demand for payment or otherwise, shall the amount paid, or agreed to be paid, to Landlord as penalties, late charges, or interest exceed the maximum amount permissible under applicable law, it particularly being the intention of the parties hereto to conform strictly to Colorado and Federal law, whichever is applicable. If, from any circumstance whatever, the performance or fulfillment of any provision hereof or of any other agreement between the parties

shall, at the time performance or fulfillment of such provision is due, involve or purport to require any payment in excess of the limits prescribed by law, then the obligation to be performed or fulfilled is hereby reduced to the limit of such validity, and if from any circumstance whatever Landlord should ever receive as interest an amount which would exceed the highest lawful rate, the amount which would be excessive interest shall be applied to the reduction of any other payments owing hereunder (or, at Landlord's sole option, be paid over to Tenant) and shall not be counted as interest. To the extent permitted by applicable law, determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of this Lease, all interest (or deemed interest) at any time contracted for, charged, or received from Tenant in connection with this Lease and all other agreements between parties, so that the actual rate of interest on account of the amounts due under this Lease is uniform throughout the term hereof.

R. The parties hereto acknowledge that each party was represented by legal counsel (or had the opportunity to be represented by legal counsel) in connection with this Lease, and that each of them and their counsel have reviewed and revised this Lease, or have had an opportunity to do so, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in their interpretation of this Lease or any amendments or any exhibits hereto or thereto.

S. Each party to this Lease hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be necessary to appropriate to carry out the intent and purposes of this Lease.

T. This Lease may be executed and delivered by exchange of facsimile or electronic copies showing the signatures of the parties hereto and such facsimile or electronic execution shall be binding as an original. The facsimile or electronic copies showing the signatures of the parties hereto shall constitute originally signed copies of the same Lease requiring no further execution. This Lease may be enforced by any of the parties upon facsimile or electronic signatures. To facilitate the execution of this Lease, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

U. Tenant shall furnish to Landlord annually, within ninety (90) days following the end of each Lease Year, a complete copy of Tenant's annual financial statement.

MARK STOVALL
Notary Public
State of Colorado
Notary ID 20144032809
My Commission Expires Aug 20, 2018

WITNESS:

____

Print Name: ________________

LANDLORD:
Sierra Services Group LLC

BY: Carolyn B Carter

Print Name: Carolyn B Carter
Manager

Notary Mark Stovall 7/20/16
Mark Stovall

TENANT:
Grow Generation Pueblo Corp.

______________________	BY: [signature] MJOEKE2662635023 XIII/18/17
Print Name: ______________	Print Name: Darren Lampert, CEO
______________________	BY: ______________
Print Name: ______________	Print Name: ______________

On this 18th day of July 2016
Darren Lampert personally appeared
before me [signature]

NICOLE RENEE JOHNSON
Notary Public - State of New York
NO. 01JO6155717
Qualified in Putnam County
My Commission Expires Nov 20, 2018

Exhibit A

The Premises and the Hastings shopping Center as shown above are approximations.

Tenant: Grow Generation Pueblo Corp

Premises (Article 1): Approximately 4,427 square feet

Building #:	1
Unit:	E
Center:	Hastings Shopping Center
Street Address:	1811 Fremont Dr
City:	Canon City
County:	Fremont
State:	Colorado
Zip:	81212

Exhibit -2

Shopping Center Site Plan



Exhibit B

LEGAL DESCRIPTION

Parcel 1: A TRACT OF LAND IN THE SE ¼ SE ¼ OF SECTION 28 TOWNSHIP 18 SOUTH RANGE 70 WEST OF THE 6TH PM. DESCRIBED AS FOLLOWS:

BEGINNINGAT A POINT 356 FEET NORTH OF SOUTHEAST CORNER OF THE SAID SE ¼ SE1/4 OF SECTION 28; THENCE NORTH 433.44 FEET, THENCE EAST 450 FEET, THENCE SOUTH 433.33 FEET, THENCE WEST 450 FEETTO THE POINT OF BEGINNING.

EXCEPT THE PART THEREOF CONVEYED TO THE DEPARTMENTOF HIGHWAYS OF SAIDSTSTE OF COLORADO BY DEED RECORDED IN BOOK 316, PAGE 109 OF THE FREMONT COUNTY RECORDS.

COUNTY OF FREMONT
STATE OF COLORADO

Exhibit C

RULES AND REGULATIONS

Landlord and Tenant agree that the following Rules and Regulations shall be and hereby are made a part of this Lease, and Tenant agrees that Tenant's employees and agents, or any others permitted by Tenant to occupy or enter the Premises, will at all times abide by said Rules and Regulations:

(1) The sidewalks and entries of the Building shall not be obstructed by Tenant, or Tenant's agents or employees, or used for any purpose other than ingress to and egress from the Premises.

(2) Furniture and equipment will be moved in or out of the Building only during such hours and in such manner as may be prescribed by Landlord and upon no less than forty-eight (48) hours prior notice to Landlord. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant. In the event Tenant's mover's damage part of the Building, Tenant shall forthwith pay to Landlord the amount required to repair said damage. This paragraph refers to the final move out only.

(3) No safe or articles, the weight of which may in the opinion of Landlord constitute a hazard or damage to the Building or Building's equipment, shall be moved into the Premises.

(4) Safes and other equipment, the weight of which is not excessive, shall be moved into, from and about the Building during such hours and in such manner as shall be prescribed by Landlord; and Landlord shall have the right to designate the location of such articles in the Premises.

(5) During the entire term of this Lease, Tenant shall, at Tenant's expense, install and maintain under each and every caster chair a chair pad to protect the carpeting (to extent Premises are carpeted).

(6) No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building, as shall be first designated and approved in writing by Landlord, provided, however, there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building except as otherwise provided in the Lease. No furniture shall be placed in front of the Building without the prior written discretionary consent of Landlord. Landlord shall have the right to remove all non-permitted signs and furniture, without notice to Tenant, and at the expense of Tenant. Sidewalk sales if approved by the City may be approved by Landlord.

(7) Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein which would in any way increase the rate of fire insurance on the Building or on property kept therein, constitute a nuisance or waste, or obstruct or interfere with the rights of other Tenant, or in any way injure or annoy them, or conflict with any of the rules or

ordinances of the Fire Department or of the Department of Health of Canon City and County of Fremont.

(8) No person shall disturb the occupants of this or adjoining buildings or premises by the use of any radio, sound equipment or musical instrument or by the making of improper noises.

(9) No motor vehicles shall be permitted in the Building nor shall any vehicles be permitted to obstruct the sidewalks or entrances of the Building.

(10) Tenant shall not allow anything to be placed on the outside of the Building, nor allow anything to be thrown by Tenant, Tenant's agents or employees, out of the windows or doors of the Building. Tenant, except in case of fire or other emergency, shall not open any outside window.

(11) No additional lock or locks shall be placed by Tenant on any door in the Building unless written consent of Landlord shall first have been obtained. At the termination of this tenancy, Tenant shall promptly return to Landlord all keys to offices, toilet rooms or vaults.

(12) No window shades, blinds, screens, draperies or other window coverings will be attached or detached by Tenant without Landlord's prior written consent. Tenant agrees to abide by Landlord's rules with respect to maintaining uniform curtains, draperies and/or linings at all windows and hallways.

(13) No awnings shall be placed over any window.

(14) If Tenant desires telegraphic, telephonic or other electric connections, Landlord or Landlord's agents will direct the electricians as to where and how the wires may be introduced and without such directions, no boring or cutting for wires will be permitted. Any such installation and connection shall be made at Tenant's expense.

(15) Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical operation in the Premises except as agreed to in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building or anywhere else in the Building Complex.

(16) Any painting or decorating as may be agreed to be done by and at the expense of Landlord shall be done during regular weekday working hours. Should Tenant desire such work on Saturdays, Sundays, holidays or outside of regular working hours, Tenant shall pay for the extra cost thereof.

(17) Except as permitted by Landlord, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Premises or of the Building, and any defacement, damage or injury caused by Tenant, Tenant's agents or employees, shall be paid for by Tenant.

(18) Landlord shall at all times after twelve (12) hours prior written or verbal notice have the right, by Landlord's representatives or agents, to enter the Premises and show the same to persons wishing to lease them, and may, at any time within ninety (90) days preceding the termination of Tenant's Lease term, place upon the doors and windows of the premises a "For Rent" sign, which notice shall not be removed by Tenant.

(19) Tenant shall not obstruct or interfere with the rights of other Tenant of the Building Complex, or of persons having business in the Building Complex, or in any way injure or annoy such Tenant or persons.

(20) Tenant shall not commit any act or permit anything in or about the Building Complex which shall or might subject Landlord to any liability or responsibility for injury to any person or property by reason of any business or operation being carried on in or about the Building Complex or for any other reason.

(21) Tenant shall not use the Building for lodging, sleeping, or for any immoral or illegal purpose or for any purpose that will damage the Building, or the reputation thereof, or for any purposes other than those specified in the Lease.

(22) Canvassing, soliciting, and peddling in the Building are prohibited, and Tenant shall cooperate to prevent such activities.

(23) Tenant shall not conduct mechanical or manufacturing operations, or place or use any inflammable, combustible, explosive, or hazardous fluid, chemical, device, substance or material in or about the Building. Tenant shall comply with all statutes, ordinances, rules, orders, regulations and requirements imposed by governmental or quasi-governmental authorities in connection with fire and public safety and fire prevention and shall not commit any act or permit any object to be brought or kept in the Building which shall result in a change of the rating of the Building by the Insurance Services Officer or any similar person or entity.

(24) Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or out of the Building except in the refuse containers provided therefore.

(25) Tenant shall use the Common Areas only as a means of ingress and egress, and Tenant shall permit no loitering by any persons upon Common Areas or elsewhere within the Building Complex. The Common Areas and roof of the Building are not for the use of the general public and Landlord shall, in all cases, retain the right to control or prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation or interests of the Building and its Tenant. Tenant shall not enter the mechanical rooms, air conditioning rooms, electrical closets, or similar areas or go upon the roof of the Building without the express prior written consent of Landlord except in case of emergency in which event Tenant shall inform Landlord of the emergency and entry of Tenant as soon as practicable thereafter.

(26) Landlord, its agents or representatives reserve the right to exclude or expel from

the Building Complex any person, who, in the judgment of Landlord is intoxicated or under the influence of liquor or drugs or who shall in any manner act in violation of the rules and regulations of the Building.

(27) Tenant shall not use the washrooms, restrooms and plumbing fixtures of the Premises and appurtenances thereto for any other purpose than the purposes for which they were constructed, and Tenant shall not deposit any sweepings, rubbish, rags or other improper substances therein. Tenant shall not waste water by interfering or tampering with the faucets or otherwise. If Tenant or Tenant's servants, employees, contractors, jobbers, agents, licensees, invitees, guests or visitors cause any damage to such washrooms, restrooms, plumbing, fixtures or appurtenances, such damage shall be repaired at Tenant's expense and Landlord shall not be responsible therefor.

(28) During the term of the Lease, Tenant shall comply with all statutes, ordinances, rules, orders, regulations and requirements of the federal, state, county and city governments and all departments thereof applicable to the presence, storage, use, maintenance and removal of toxic, hazardous or contaminated substances (collectively, "hazardous material") in, on, or about the Premises, which presence, storage, use, maintenance or removal is caused or permitted by Tenant. In no event shall the aforesaid be construed to mean that Landlord has given or will give its consent to Tenant's storing, using, maintaining or removing hazardous materials in, on, or about the Premises.

(29) Tenant shall not permit its employees or agents to smoke in any areas of the Building Complex posted as a non-smoking area. Tenant shall be solely responsible for providing proper receptacles for smoking materials and for all maintenance and cleanup related thereto. Landlord reserves the right to designate the entire common area of the Building Complex as a non-smoking area, and in such event Tenant shall permit its employees or agents to smoke only inside the Premises and then only if allowed by applicable law.

(30) Tenant agrees that Landlord may reasonably amend, modify, delete or add new and additional rules and regulations to the use and care of the Premises and the Building, provided such changes shall not unreasonably interfere with Tenant's permitted use of the Premises. Tenant agrees to comply with all such rules and regulations upon notice to Tenant from Landlord thereof. In the event of any breach of any rules and regulations herein set forth or any reasonable amendments, modifications or additions thereto Landlord shall have all remedies in this Lease provided for in the Event of Default by Tenant.

Exhibit D

MECHANIC'S LIEN NOTICE

NOTICE OF OWNER'S NON-RESPONSIBILITY FOR MECHANIC'S LIEN SPURSUANT TO COLORADO REVISED STATUTES § 38-22-105

The Owner of this property hereby informs all persons performing labor or furnishing skill, machinery, or other fixtures, that the interests of Owner are not subject to any liens given to such persons pursuant to Colorado Revised Statutes §38-22-101, et seq.

This notice shall be personally served to each person performing labor or furnishing skill, machinery, or other fixtures and shall be posted (and shall remain posted during the entire period of construction) in some conspicuous place upon the Building.